Exhibit 99.1

TSYS  News Release
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For Immediate Release

Contacts:

James B. Lipham                                       Leo S. Berard
Chief Financial Officer                               TSYS Investor Relations
+1.706.649.2262                                       +1.706.649.5220
                                                      leoberard@tsys.com

                   TSYS Reports Results for First Quarter 2004


Columbus, Ga., April 14, 2004 -- TSYS(R) today announced that its financial results for the first quarter ended March 31, 2004 are in line with the Company's forecast.

         Below is a summary of the results for the first quarter, as compared to the same period in 2003:

                                                            --------------------------------------
                                                                      Three Months Ended
                                                            --------------------------------------
                                                                           March 31,
                                                            --------------------------------------
               (dollars in millions, except earnings per                                Percent
               share data)                                        2004        2003      Change
              ------------------------------------------------------------------------------------
              Revenues Before Reimbursables                      $224.6        192.9        16.4%
              Total Revenues                                      285.2        251.4        13.5%
              Operating Income                                     44.1         43.2         2.3%
              Net Income                                           32.6         31.7         2.6%
              Basic EPS                                            0.17         0.16         2.7%
              Diluted EPS                                          0.17         0.16         2.6%

         Highlights for the quarter include:

     * An agreement was reached with FleetBoston Financial Corporation to continue processing the Circuit City accounts. Our processing services were also expanded to include backoffice and call center activities.

     * Vital's strong transaction growth volumes for the first quarter exceeded expectations.

     * Revenues from international clients increased 12.4% and were impacted by the loss of processing revenue from Mexico during the fourth quarter of 2003.

     * Revenues from value-added services for the quarter were $39.0 million, an increase of 10.1%, compared to $35.4 million a year ago.

     * Revenues from other services increased 63.0% for the quarter, primarily due to the results of ESC Loyalty, TSYS Debt Management and to new services, such as TSYS ProphIT.

     * The extension of our processing agreements with BB&T Corporation and First Hawaiian Bank.

     *    Accounts on file increased to 280.4 million, up 10.3%, compared to
          254.2 million at March 31, 2003.

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TSYS Reports Results For First Quarter 2004/Page 2 of 9


          "The results for the first quarter were slightly better than our expectations," said Philip W. Tomlinson, chief executive officer of TSYS. "However, with the issues surrounding industry consolidation still unresolved, we maintain our original guidance for earnings per share to grow 5-7% for the year."

         TSYS continues to have ongoing discussions with Bank of America regarding the Fleet merger and with Citigroup regarding its Sears portfolio acquisition. In addition, TSYS' plans and efforts to convert the Bank One portfolio remain fully staffed and on schedule, and TSYS has begun discussions with J.P. Morgan Chase regarding the processing needs of its card portfolio.

         "We remain optimistic about the opportunities that lie ahead. We are developing relationships to extend processing services in Europe, the Asia-Pacific Rim and the United States. TSYS is a global provider of advanced technology solutions that increase value for the clients we serve. We are committed to position TSYS for sustained, long-term growth," Tomlinson said. "We remain bullish on our prospects and anticipate 10-15% growth in earnings per share in 2005."


Conference Call

         TSYS will host its quarterly conference call at 4:30 p.m. EDT, April 14, 2004. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the "Highlights" section of the site. The replay will be available approximately 30 minutes after the completion of the call.


About TSYS

         TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payments as the integral link between buyers and sellers in this rapidly evolving universe. With 280 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, prepaid, commercial, smart and retail cards any time, anywhere through any medium or portal. TSYS offers a full range of acquiring and issuing services from accepting and settling electronic payments for goods and services to designing, administering and fulfilling loyalty programs to credit applications, bankruptcy management and collection services. Based in Columbus, Ga., TSYS serves companies on three continents representing 16 currencies and seven languages. TSYS also maintains operations in Canada, Mexico, Japan, and the United Kingdom and is an 81-percent-owned subsidiary of Synovus (NYSE: "SNV") (www.synovus.com), No. 20 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2004. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in earnings per share for 2004; TSYS' plans to convert the Bank One portfolio according to schedule; TSYS' anticipated growth in earnings per share for 2005; and the assumptions underlying such statements, including, with respect to TSYS' expected increase in earnings per share for 2005, an increase in revenues before reimbursable items of 10-12%; a 6-9% growth in revenues from existing electronic payment processing clients; Vital Processing Services growing earnings by at least 5%; and no significant client losses through 2005. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such

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TSYS Reports Results For First Quarter 2004/Page 3 of 9

forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; internal growth rates for TSYS' existing customers are lower than anticipated; Vital's earnings are lower than anticipated; TSYS does not convert the Bank One card portfolio as anticipated; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients, including the merger of Fleet with Bank of America, the merger of Bank One with J.P. Morgan Chase, and the acquisition by Citigroup of the Sears portfolio; TSYS is unable to control expenses and increase market share; hostilities increase in the Middle East or elsewhere; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; adverse developments with respect to sub-prime or retail clients; the costs and effects of litigation or adverse facts and developments relating thereto; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.







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